UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report: January 17, 2017
(date of earliest event reported)

GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip code)

(312) 960-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2017, General Growth Properties, Inc. (the "Company") announced that effective January 27, 2017, the Company will change its name from General Growth Properties, Inc. to GGP Inc. (the "Name Change"). In connection therewith, the Company has filed a Certificate of Amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation solely to reflect the Name Change.  The Amendment is expected to be effective on January 27, 2017.  The Amendment is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

The Company's Third Amended and Restated Bylaws, effective January 27, 2017, as restated solely to reflect the Name Change, are filed with this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

The Company's common stock will continue to trade on the New York Stock Exchange under the symbol GGP. The CUSIP number for the Company’s common stock following the Name Change will change to 36174X101. The CUSIP number for the Company’s Series A Preferred stock following the Name Change will change to 36174X200.

Item 8.01     Other Events.

On January 17, 2017, the Company issued a press release announcing the Name Change. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
99.1	Press release dated January 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Marvin J. Levine
Date: January 17, 2017		Marvin J. Levine
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
3.2	Third Amended and Restated Bylaws
99.1	Press release dated January 17, 2017

4